UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2006

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2006, the Company entered into an employment offer letter (the "Offer Letter") with Mark Jamieson, in connection with Mr. Jamieson’s appointment as Executive Vice President and Chief Financial Officer of the Company. Mr. Jamieson’s appointment is discussed below in Item 5.02(c) of this Current Report on Form 8-K.

Pursuant to the Offer Letter, Mr. Jamieson’s initial annual base salary will be $475,000, and he will be eligible for an annual target bonus opportunity equal to 75% of his base salary under the Company’s annual incentive plan. For the February 2007 payment under the annual incentive plan, Mr. Jamieson will receive the greater of the actual plan payment or $275,000. Mr. Jamieson will receive a $150,000 sign-on bonus, which he must repay if his employment is terminated for any reason, other than a bona fide job elimination, before one year of service, as well as other executive perquisites and benefits generally available to the Company’s executive officers.

Mr. Jamieson will receive an initial equity award consisting of 33,000 stock options (priced on his start date) and 9,150 restricted stock rights. The stock options and restricted stock will not vest until the third anniversary of the grant date. In addition, subject to certain conditions, the Company will reimburse Mr. Jamieson for certain documented relocation costs and expenses.

The foregoing description of the Offer Letter between the Company and Mr. Jamieson is qualified in its entirety by reference to the copy of the Offer Letter which is attached hereto as Exhibit 10.1. Prior to commencing employment with the Company, Mr. Jamieson will also enter into the Company’s standard Change of Control Severance Agreement and Non-Change of Control Severance Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 14, 2006, Mr. Jamieson accepted an employment offer from the Company to serve as the Company’s Executive Vice President and Chief Financial Officer. Mr. Jamieson will succeed Tracy Leinbach effective March 1, 2006. A description of the material terms of Mr. Jamieson’s employment is set forth in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Prior to joining the Company, Mr. Jamieson, 52, served as Executive Vice President and Chief Financial Officer of Sammons Enterprises, Inc., a $2.5 billion, privately held conglomerate with business interests in Insurance, Construction, Industrial Products Supply, Real Estate, Hotels and Venture Capital Investments since April 2005. Prior to that, Mr. Jamieson served as Chief Executive Officer of Electric Insurance, a General Electric captive insurance company from April 2004 to April 2005. From 1998 to April 2004 Mr. Jamieson served as Chief Financial Officer of GE Industrial Systems (GEIS), a business unit of General Electric. The Company issued a press release on February 22, 2006, regarding Mr. Jamieson’s appointment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

There is no arrangement or understanding between Mr. Jamieson and any other person pursuant to which Mr. Jamieson was appointed Executive Vice President and Chief Financial Officer. There are no family relationships between Mr. Jamieson and any of the Company’s directors and executive officers, and the Company has not entered into any transactions with Mr. Jamieson that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Employment Offer Letter between Ryder System, Inc. and Mark Jamieson dated as of February 14, 2006

Exhibit 99.1 Press Release issued by Ryder System, Inc. on February 22, 2006 announcing the appointment of Mark Jamieson

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

February 22, 2006	By:	/s/ Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Offer Letter between Ryder System, Inc. and Mark Jamieson dated as of February 14, 2006
99.1	Press Release issued by Ryder System, Inc. on February 22, 2006 announcing the appointment of Mark Jamieson